WINTER, SCHEIFLEY & ASSOCIATES, P.C.
Certified Public Accountants
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February 18, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


Re: DCC Compact Classics, Inc.


Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated February 17, 1997 and

(2) We agree with the response


Sincerely


/s/ Winter, Scheifley & Associates, P.C.
Winter, Scheifley & Associates, P.C.












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